Exhibit 99.1

Molson Coors Reports Higher Sales, Underlying After-Tax Income and EBITDA for the Second Quarter 2014

Second Quarter 2014 Highlights (1)

  Worldwide beer volume: 16.6 million hectoliters, decreased 0.9%
  Net sales: $1.2 billion, increased 0.9%, or up 0.5% on a constant currency basis
  U.S. GAAP net income from continuing operations attributable to MCBC: $290.7 million ($1.56 per diluted share), an increase of 9.5%
  Underlying after-tax income: $292.7 million, increased 7.9% ($1.57 per diluted share)
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $476.2 million, increased 4.0%

DENVER & MONTREAL--(BUSINESS WIRE)--August 6, 2014--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 7.9 percent increase in underlying after-tax income for the second quarter 2014, driven by improved performance from MillerCoors and Europe, along with lower interest expense versus a year ago. Worldwide beer volume decreased 0.9 percent, but net sales increased 0.9 percent in the second quarter of 2014.

Molson Coors president and chief executive officer Peter Swinburn said, “In the second quarter, Molson Coors increased underlying after-tax income nearly 8 percent, grew underlying EBITDA 4 percent, and expanded gross, operating and after-tax margins. Underlying earnings per share increased nearly 7 percent, and U.S. GAAP after-tax earnings increased 9.5 percent versus a year ago. We continued to build a bigger and stronger brand portfolio that is delivering value-added innovation; continued investment in our core brands; and increased our share in above premium. As a result, we achieved positive pricing and mix, resulting in higher net sales in the quarter. We also continued to improve our operations by reducing costs, implementing common processes, and focusing on Profit After Capital Charge, or PACC, as the key driver for our cash and capital allocation strategy.”

Swinburn added, “In the second half of 2014, we will manage through the aftermath of the flooding in Central Europe and the loss of the Modelo brands in Canada. We also expect higher brand investments in all of our businesses, which is part of our strong and consistent execution of our brand-led profit growth strategy as a driver of total shareholder return. This strategy is generating steady, growing pretax profit; a strong and increasing EBITDA; and strong cash returns to shareholders and will have an even greater impact as market conditions continue to improve.”

Underlying EBITDA and Free Cash Flow

Underlying EBITDA reached $476.2 million in the second quarter, a 4.0 percent increase from a year ago.

Underlying free cash flow in the first half of 2014 was $331.7 million. This represents a decrease of $34.1 million from the prior year, driven by higher working capital this year, partially offset by higher net income.

Foreign Exchange

The Company’s second quarter underlying consolidated pretax income includes the effect of foreign currency movements that were $4.9 million positive in Europe and $6.3 million negative in Canada.

Effective Income Tax Rates

The Company’s second quarter effective income tax rate was 11 percent on a reported and underlying basis, up from 10 percent a year earlier.

Debt

Total debt at the end of the second quarter was $3.66 billion, and cash and cash equivalents totaled $506.0 million, resulting in net debt of $3.15 billion, which is $612 million lower than the prior year.

Second Quarter Business Segment Results

The following are the Company’s second quarter 2014 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 10.3 percent to $190.3 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 8.0 percent to $445.7 million, driven by positive pricing, sales mix and cost savings.

MillerCoors domestic sales to retailers (STRs) declined 1.2 percent for the quarter. Domestic sales to wholesalers (STWs) decreased 1.7 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 3.6 percent primarily due to favorable net pricing and positive brand mix. Total company net revenue per hectoliter, including contract brewing and company-owned distributor sales, increased 3.1 percent. Contract brewing volumes increased 6.4 percent.

Cost of goods sold (COGS) per hectoliter increased 1.9 percent, driven by brand mix, as cost savings offset inflation. Marketing, general and administrative (MG&A) expense increased 0.6 percent, driven primarily by higher media investment and employee-related expenses.

Depreciation and amortization expenses for MillerCoors in the second quarter were $77.4 million, and additions to tangible and intangible assets totaled $70.0 million.

Canada Business

Canada underlying pretax income decreased 6.5 percent to $120.9 million in the quarter and decreased 1.6 percent on a constant currency basis. The loss of the Modelo brands this year and unfavorable foreign currency drove all of the decline in U.S. dollar income. Our results for second quarter 2013 benefited from $6.6 million of equity earnings and administrative cost recoveries related to the Modelo brands joint venture, which was terminated at the end of February 2014. A decrease in the Canadian dollar versus the U.S. dollar resulted in a $6.3 million negative foreign exchange impact on underlying pretax income in the quarter. These factors were partially offset by cost savings in the quarter.

STRs decreased 3.1 percent on a reported basis in the second quarter, entirely due to our sale of the distribution rights to the Modelo brands earlier this year. Our market share(3) declined approximately one-half point. Molson Coors Canada sales volume decreased 2.0 percent in the second quarter. Net sales per hectoliter increased 0.5 percent in local currency, driven by positive net pricing and mix.

COGS per hectoliter increased 0.5 percent in local currency, driven by the loss of the Modelo brands this year and brewing and material inflation, partially offset by cost savings. MG&A expense decreased 1.0 percent in local currency, driven by lower marketing spending.

Europe Business

Europe underlying pretax income increased 13.3 percent to $86.8 million in the quarter and increased 6.9 percent on a constant currency basis. The increase was driven by cost savings and positive geographic mix, along with a $4.9 million benefit from favorable foreign currency movements.

Europe sales volume decreased 1.3 percent, as the region was negatively impacted by devastating flooding in parts of Serbia, Bosnia, Croatia and Bulgaria. Consumer demand was also weak in Romania due to poor weather in the quarter. Lower volume in these markets was partially offset by strong growth in the U.K., Hungary and Czech Republic. Europe net sales per hectoliter increased 1.9 percent in local currency driven by positive geographic mix, primarily related to higher sales in the U.K.

COGS per hectoliter decreased 0.3 percent in local currency as a result of cost savings and lower logistics expense.

MG&A expense increased 2.3 percent in local currency, due to higher marketing and sales investments, partially offset by cost savings.

International Business

The International segment posted an underlying pretax loss of $3.7 million in the second quarter, versus a loss of $3.1 million a year ago, due to higher marketing investments, which drove strong double-digit top-line growth.

Total International sales volume, including royalty volume, increased 21.6 percent, primarily due to strong Coors Light growth in Mexico and Latin America and significant growth in India, partially offset by continued industry weakness in our Ukraine and Russia license markets. Net sales per hectoliter decreased 6.7 percent, driven by geographic mix and foreign currency movements.

COGS per hectoliter decreased 6.5 percent, due to fixed-cost leverage in India from higher volumes, along with foreign currency movements. International MG&A expense increased 23.5 percent, driven by higher marketing investments.

Corporate

Underlying Corporate pretax expense totaled $63.5 million for the second quarter, a $7.4 million improvement versus the prior year driven by lower interest expense, partially offset by higher incentive compensation.

Change in Interim Period Accounting for Advertising Expenses

Effective the first quarter of 2014, we changed our policy for recognizing advertising expenses during interim periods and have applied this change retrospectively. The change in interim accounting affects the timing of advertising expenses over interim periods but has no impact on full year results. We have provided the impact to fiscal year 2013 quarterly results on our investor relations website.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors recognized special items of $2.7 million on a pretax basis. This charge was largely driven by $1.8 million in costs related to the significant flooding in Serbia, Bosnia and Croatia and $0.9 million of restructuring costs incurred during the quarter.

MillerCoors reported $0.5 million in special charges for restructuring. Our portion of these charges is $0.2 million at our 42 percent economic ownership share.

Other non-core items resulted in $1.4 million of pretax income, which was driven by unrealized mark-to-market net gains on commodity hedges.

2014 Second Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2014 second quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 2:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on November 6, 2014. The Company will post this release and related financial statements on its website today.

Upcoming Investor Event

The Company will host an online, real-time webcast in September at the following event:

Peter Swinburn and Gavin Hattersley, Molson Coors Chief Financial Officer, will present at the Barclays Back-to-School Conference in Boston on Thursday, September 4, 2014, at 9:00 a.m. Eastern Time.

A live webcast will be accessible via the Molson Coors Brewing Company website, on the Investors page. Additionally, an online replay of the presentation webcast will be available within two hours after the presentations.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA, underlying free cash flow and constant currency results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars and all quarterly comparative results are for the Company’s fiscal second quarter ended June 30, 2014, compared to the fiscal second quarter ended June 29, 2013. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes the Modelo brands from our Canada STR results in second quarter 2013. The Company terminated on February 28, 2014, its joint venture that sold the Modelo brands in Canada, and control of the brands reverted to Anheuser-Busch InBev.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Carling, Coors Light, Molson Canadian and Staropramen. Molson Coors is listed as the beverage industry sector leader on the 2013/2014 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s website, www.molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate our Central Europe business; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; risks relating to operations outside North America; success of our joint ventures; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2013, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries
Table 1: Underlying After-Tax Income
($ In millions, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2014	June 29, 2013(1)
U.S. GAAP: Net income attributable to MCBC from continuing operations	$290.7	$265.6
Per diluted share	$1.56	$1.44
Add/(less):
Special items, net	2.7	1.3
42% of MillerCoors special items, net of tax(2)	0.2	—
Acquisition and integration related costs(3)	—	2.1
Unrealized mark-to-market (gains) and losses(4)	(1.4)	3.9
Tax effects on non-GAAP items	0.5	(1.6)
Non-GAAP: Underlying after-tax income	$292.7	$271.3
Per diluted share	$1.57	$1.47
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Included in Equity Income in MillerCoors.

(3)	Included in Marketing, General and Administrative Expenses, of which $0.5 million was recorded as depreciation expense for the three months ended June 29, 2013.

(4)	In Q2 2014, $1.4 million gain included in Cost of Goods Sold. In Q2 2013, $0.9 million loss included in Cost of Goods Sold, $3.2 million gain included in Interest Expense and $6.2 million loss included in Other Income (Expense), net.

Molson Coors Brewing Company and Subsidiaries
Table 2: Underlying Pretax Income (Loss)
($ In millions)
(Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2014 2nd Q income (loss) from continuing operations before income taxes	$120.8	$190.1	$84.5	$(3.7)	$(62.4)	$329.3
Add/(less):
Special items, net	0.1	—	2.3	—	0.3	2.7
42% of MillerCoors special items, net of tax(1)	—	0.2	—	—	—	0.2
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(1.4)	(1.4)
Non-GAAP: 2014 2nd Q underlying pretax income (loss)	$120.9	$190.3	$86.8	$(3.7)	$(63.5)	$330.8
Percent change 2014 2nd Q vs. 2013 2nd Q underlying pretax income (loss)	(6.5)%	10.3%	13.3%	(19.4)%	10.4%	8.6%
U.S. GAAP: 2013 2nd Q income (loss) from continuing operations before income taxes(3)	$128.6	$172.6	$75.8	$(4.0)	$(75.8)	$297.2
Add/(less):
Special items, net	0.7	—	(0.3)	0.9	—	1.3
Acquisition and integration related costs(4)	—	—	1.1	—	1.0	2.1
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	3.9	3.9
Non-GAAP: 2013 2nd Q underlying pretax income (loss)	$129.3	$172.6	$76.6	$(3.1)	$(70.9)	$304.5
(1)	Included in Equity Income in MillerCoors.

(2)	In Q2 2014, $1.4 million gain included in Cost of Goods Sold. In Q2 2013, $0.9 million loss included in Cost of Goods Sold, $3.2 million gain included in Interest Expense and $6.2 million loss included in Other Income (Expense), net.

(3)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(4)	Included in Marketing, General and Administrative Expenses, of which $0.5 million was recorded as depreciation expense for the three months ended June 29, 2013.

Molson Coors Brewing Company and Subsidiaries
Table 3: Underlying EBITDA
($ In millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	June 29, 2013(1)	% change	June 30, 2014	June 29, 2013(1)	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$290.7	$265.6	9.5%	$456.0	$295.0	54.6%
Add: Net income (loss) attributable to noncontrolling interests	2.2	1.6	37.5%	1.7	3.0	(43.3)%
U.S. GAAP: Net income (loss) from continuing operations	$292.9	$267.2	9.6%	$457.7	$298.0	53.6%
Add: Interest expense (income), net	36.2	41.2	(12.1)%	71.6	116.1	(38.3)%
Add: Income tax expense (benefit)	36.4	30.0	21.3%	41.2	32.0	28.8%
Add: Depreciation and amortization	77.2	80.7	(4.3)%	158.4	160.9	(1.6)%
Adjustments included in underlying income(2)	1.3	7.3	(82.2)%	(62.1)	29.2	N/M
Adjustments to arrive at underlying EBITDA(3)	—	2.7	(100.0)%	(4.9)	(27.0)	(81.9)%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(4)	32.2	28.9	11.4%	65.5	57.4	14.1%
Non-GAAP: Underlying EBITDA	$476.2	$458.0	4.0%	$727.4	$666.6	9.1%

N/M = Not meaningful
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.

(3)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back adjustments to net income attributable to MCBC from continuing operations.

(4)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, specials, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 4: Underlying Free Cash Flow
($ In millions)
(Unaudited)

		Six Months Ended
		June 30, 2014	June 29, 2013
U.S. GAAP:	Net Cash Provided by Operating Activities	$576.0	$591.0
Less:	Additions to properties(1)	(126.4)	(149.7)
Less:	Investment in MillerCoors(1)	(764.4)	(615.3)
Add:	Return of capital from MillerCoors(1)	691.9	515.2
Add/(Less):	Cash impact of Special items(2)	(49.7)	17.7
Add:	Costs related to the Acquisition(3)	—	6.9
Add:	MillerCoors investments in businesses(4)	1.3	—
Add:	MillerCoors cash impact of Special items(4)	3.0	—
Non-GAAP:	Underlying Free Cash Flow	$331.7	$365.8

(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by operating activities and primarily reflects cash received for the early termination of MMI, as well as costs paid for restructuring activities.

(3)	Included in net cash provided by operating activities and reflects acquisition and integration costs paid.

(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC
Table 5: Underlying Net Income Attributable to MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
U.S. GAAP: Net income attributable to MillerCoors	$445.2	$412.7	$736.4	$684.6
Add: Special items, net of tax	0.5	—	1.2	—
Non-GAAP: Underlying net income attributable to MillerCoors	$445.7	$412.7	$737.6	$684.6

Molson Coors Brewing Company and Subsidiaries
Table 6: Underlying Equity Income in MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013	June 30, 2014	June 29, 2013
U.S. GAAP: Net Income Attributable to MillerCoors	$445.2	$412.7	$736.4	$684.6
Multiply: MCBC economic interest	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income	$187.0	$173.3	$309.3	$287.5
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(1)	1.2	1.0	2.3	2.2
Add: Share-based compensation adjustment(2)	1.9	(1.7)	1.3	0.3
U.S. GAAP: Equity Income in MillerCoors	$190.1	$172.6	$312.9	$290.0
Add: MCBC proportionate share of MillerCoors special items, net of tax	0.2	—	0.5	—
Non-GAAP: Underlying Equity Income in MillerCoors	$190.3	$172.6	$313.4	$290.0

(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $663.9 million as of June 30, 2014. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax
Income and Underlying Pretax Income

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013	(Decrease)	Impact ($)	(Decrease)
Canada	$516.5	$558.2	(7.5)%	$(33.8)	(1.4)%
Europe	629.4	586.2	7.4%	39.7	0.6%
MCI	43.7	34.7	25.9%	(0.9)	28.5%
Corporate	0.4	0.3	33.3%	—	33.3%
Eliminations(1)	(1.5)	(1.4)	(7.1)%	—	(7.1)%
Molson Coors Consolidated Total	$1,188.5	$1,178.0	0.9%	$5.0	0.5%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$190.1	$172.6	10.1%	$—	10.1%
Canada	120.8	128.6	(6.1)%	(6.3)	(1.2)%
Europe	84.5	75.8	11.5%	4.8	5.1%
MCI	(3.7)	(4.0)	7.5%	0.1	5.0%
Corp	(62.4)	(75.8)	17.7%	0.5	17.0%
Molson Coors Consolidated Total	$329.3	$297.2	10.8%	$(0.9)	11.1%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$190.3	$172.6	10.3%	$—	10.3%
Canada	120.9	129.3	(6.5)%	(6.3)	(1.6)%
Europe	86.8	76.6	13.3%	4.9	6.9%
MCI	(3.7)	(3.1)	(19.4)%	0.1	(22.6)%
Corp	(63.5)	(70.9)	10.4%	0.5	9.7%
Molson Coors Consolidated Total	$330.8	$304.5	8.6%	$(0.8)	8.9%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

U.S. GAAP: Net Sales (In millions)

	Six Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013	(Decrease)	Impact ($)	(Decrease)
Canada	$863.6	$953.8	(9.5)%	$(67.0)	(2.4)%
Europe	1,067.0	992.6	7.5%	59.1	1.5%
MCI	75.9	61.7	23.0%	(2.0)	26.3%
Corporate	0.7	0.6	16.7%	—	16.7%
Eliminations(1)	(2.7)	(2.2)	(22.7)%	—	(22.7)%
Molson Coors Consolidated Total	$2,004.5	$2,006.5	(0.1)%	$(9.9)	0.4%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Six Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$312.9	$290.0	7.9%	$—	7.9%
Canada	209.1	157.0	33.2%	(14.2)	42.2%
Europe	111.5	70.6	57.9%	8.0	46.6%
MCI	(6.7)	(9.2)	27.2%	0.2	25.0%
Corp	(127.9)	(178.4)	28.3%	0.8	27.9%
Molson Coors Consolidated Total	$498.9	$330.0	51.2%	$(5.2)	52.8%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Non-GAAP: Underlying Pretax Income (In millions)

	Six Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	June 30, 2014	June 29, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$313.4	$290.0	8.1%	$—	8.1%
Canada	156.2	158.6	(1.5)%	(8.7)	4.0%
Europe	103.0	71.3	44.5%	7.7	33.7%
MCI	(6.7)	(8.3)	19.3%	0.2	16.9%
Corp	(128.6)	(152.4)	15.6%	0.4	15.4%
Molson Coors Consolidated Total	$437.3	$359.2	21.7%	$(0.4)	21.9%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance, excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.

2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.

3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.

4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries
Table 8: Worldwide Beer Volume
(In millions of hectoliters)
(Unaudited)

	Three Months Ended
	June 30, 2014	June 29, 2013	% Change
Financial Volume	8.726	8.751	(0.3)%
Royalty Volume	0.464	0.412	12.6%
Owned Volume	9.190	9.163	0.3%
Proportionate Share of Equity Investment Sales to Retail(1)	7.384	7.557	(2.3)%
Total Worldwide Beer Volume	16.574	16.720	(0.9)%

(1)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments (MillerCoors and Modelo Molson) sales to retail for the periods presented.

U.S. GAAP Measures

Molson Coors Brewing Company and Subsidiaries
Table 9: Condensed Consolidated Statements of Operations
($ In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013(1)	June 30, 2014	June 29, 2013(1)
Volume in hectoliters	8.726	8.751	14.639	14.501
Sales	$1,685.9	$1,659.7	$2,864.2	$2,844.5
Excise taxes	(497.4)	(481.7)	(859.7)	(838.0)
Net sales	1,188.5	1,178.0	2,004.5	2,006.5
Cost of goods sold	(683.3)	(684.1)	(1,206.5)	(1,231.2)
Gross profit	505.2	493.9	798.0	775.3
Marketing, general and administrative expenses	(327.8)	(319.5)	(591.7)	(613.4)
Special items, net	(2.7)	(1.3)	49.8	(2.8)
Equity income in MillerCoors	190.1	172.6	312.9	290.0
Operating income (loss)	364.8	345.7	569.0	449.1
Interest income (expense), net	(36.2)	(41.2)	(71.6)	(116.1)
Other income (expense), net	0.7	(7.3)	1.5	(3.0)
Income (loss) from continuing operations before income taxes	329.3	297.2	498.9	330.0
Income tax expense	(36.4)	(30.0)	(41.2)	(32.0)
Net Income (loss) from continuing operations	292.9	267.2	457.7	298.0
Income (loss) from discontinued operations, net of tax	0.2	1.7	(1.7)	0.8
Net income (loss) including noncontrolling interests	293.1	268.9	456.0	298.8
Net (income) loss attributable to noncontrolling interests	(2.2)	(1.6)	(1.7)	(3.0)
Net income (loss) attributable to MCBC	$290.9	$267.3	$454.3	$295.8

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$1.57	$1.45	$2.47	$1.62
From discontinued operations	—	0.01	(0.01)	—
Basic net income per share	$1.57	$1.46	$2.46	$1.62

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$1.56	$1.44	$2.46	$1.61
From discontinued operations	—	0.01	(0.01)	—
Diluted net income per share	$1.56	$1.45	$2.45	$1.61

Weighted average shares - basic	184.8	182.9	184.5	182.3
Weighted average shares - diluted	185.9	184.1	185.7	183.5

Dividends per share	$0.37	$0.32	$0.74	$0.64

Amounts attributable to MCBC
Net income (loss) from continuing operations, net of tax	$290.7	$265.6	$456.0	$295.0
Income (loss) from discontinued operations, net of tax	0.2	1.7	(1.7)	0.8
Net income (loss) attributable to MCBC	$290.9	$267.3	$454.3	$295.8

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries
Table 10: Canada Segment Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013(1)	June 30, 2014	June 29, 2013(1)
Volume in hectoliters	2.303	2.349	3.866	4.003
Sales	$677.1	$735.8	$1,132.7	$1,257.8
Excise taxes	(160.6)	(177.6)	(269.1)	(304.0)
Net sales	516.5	558.2	863.6	953.8
Cost of goods sold	(285.2)	(308.4)	(501.9)	(557.5)
Gross profit	231.3	249.8	361.7	396.3
Marketing, general and administrative expenses	(111.9)	(120.5)	(207.9)	(237.5)
Special items, net	(0.1)	(0.7)	52.9	(2.8)
Operating income (loss)	119.3	128.6	206.7	156.0
Other income (expense), net	1.5	—	2.4	1.0
Income (loss) from continuing operations before income taxes	$120.8	$128.6	$209.1	$157.0

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries
Table 11: Europe Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013(1)	June 30, 2014	June 29, 2013(1)
Volume in hectoliters(2)	6.061	6.138	10.146	10.006
Sales(2)	$956.4	$882.3	$1,642.2	$1,514.7
Excise taxes	(327.0)	(296.1)	(575.2)	(522.1)
Net sales(2)	629.4	586.2	1,067.0	992.6
Cost of goods sold	(373.5)	(354.6)	(659.5)	(635.8)
Gross profit	255.9	231.6	407.5	356.8
Marketing, general and administrative expenses	(169.6)	(156.0)	(295.8)	(286.2)
Special items, net	(2.3)	0.3	(2.8)	1.2
Operating income (loss)	84.0	75.9	108.9	71.8
Interest income, net	1.2	1.2	2.3	2.4
Other income (expense), net	(0.7)	(1.3)	0.3	(3.6)
Income (loss) from continuing operations before income taxes	$84.5	$75.8	$111.5	$70.6

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Reflects gross segment sales and for Q2 2014 includes intercompany sales to MCI of 0.016 million hectoliters and $1.5 million of net sales. Q2 2013 includes intercompany sales to MCI of 0.016 million hectoliters and $1.4 million of net sales. The first half of 2014 includes intercompany sales to MCI of 0.029 million hectoliters and $2.7 million of net sales. The first half of 2013 includes intercompany sales to MCI of 0.037 million hectoliters and $2.2 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 12: Molson Coors International Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013(1)	June 30, 2014	June 29, 2013(1)
Volume in hectoliters	0.378	0.280	0.656	0.529
Sales	$53.5	$42.7	$91.3	$73.6
Excise taxes	(9.8)	(8.0)	(15.4)	(11.9)
Net sales	43.7	34.7	75.9	61.7
Cost of goods sold(2)	(27.4)	(21.7)	(48.2)	(39.2)
Gross profit	16.3	13.0	27.7	22.5
Marketing, general and administrative expenses	(20.0)	(16.2)	(34.4)	(30.9)
Special items, net	—	(0.9)	—	(0.9)
Operating income (loss)	(3.7)	(4.1)	(6.7)	(9.3)
Other income (expense), net	—	0.1	—	0.1
Income (loss) from continuing operations before income taxes	$(3.7)	$(4.0)	$(6.7)	$(9.2)

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Reflects gross segment amounts and for Q2 2014 and Q2 2013 includes intercompany cost of goods sold from Europe of $1.5 million and $1.4 million, respectively. The first half of 2014 and 2013 includes intercompany cost of goods sold from Europe of $2.7 million and $2.2 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 13: Corporate Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 29, 2013	June 30, 2014	June 29, 2013
Volume in hectoliters	—	—	—	—
Sales	$0.4	$0.3	$0.7	$0.6
Excise taxes	—	—	—	—
Net sales	0.4	0.3	0.7	0.6
Cost of goods sold	1.3	(0.8)	0.4	(0.9)
Gross profit	1.7	(0.5)	1.1	(0.3)
Marketing, general and administrative expenses	(26.3)	(26.8)	(53.6)	(58.8)
Special items, net	(0.3)	—	(0.3)	(0.3)
Operating income (loss)	(24.9)	(27.3)	(52.8)	(59.4)
Interest expense, net	(37.4)	(42.4)	(73.9)	(118.5)
Other income (expense), net	(0.1)	(6.1)	(1.2)	(0.5)
Income (loss) from continuing operations before income taxes	$(62.4)	$(75.8)	$(127.9)	$(178.4)

MillerCoors LLC(1)
Table 14: Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Volume in hectoliters(2)	20.327	20.512	36.815	37.544
Sales	$2,526.9	$2,484.4	$4,577.0	$4,541.1
Excise taxes	(320.2)	(325.4)	(579.9)	(593.8)
Net sales	2,206.7	2,159.0	3,997.1	3,947.3
Cost of goods sold	(1,282.4)	(1,270.1)	(2,376.5)	(2,358.8)
Gross profit	924.3	888.9	1,620.6	1,588.5
Marketing, general and administrative expenses	(474.0)	(471.0)	(872.1)	(896.1)
Special items, net	(0.5)	—	(1.2)	—
Operating income	449.8	417.9	747.3	692.4
Interest income (expense), net	(0.3)	(0.4)	(0.6)	(0.9)
Other income (expense), net	2.9	0.5	3.2	1.3
Income before income taxes	452.4	418.0	749.9	692.8
Income tax expense	(1.4)	(1.3)	(3.3)	(1.7)
Net income	451.0	416.7	746.6	691.1
Less: Net income attributable to noncontrolling interests	(5.8)	(4.0)	(10.2)	(6.5)
Net income attributable to MillerCoors	$445.2	$412.7	$736.4	$684.6

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries
Table 15: Condensed Consolidated Balance Sheets
($ In millions, except par value)
(Unaudited)

	As of
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$506.0	$442.3
Accounts receivable, net	730.9	603.6
Other receivables, net	141.5	124.4
Inventories:
Finished	189.0	133.2
In process	28.2	23.3
Raw materials	42.4	36.9
Packaging materials	17.7	11.9
Total inventories	277.3	205.3
Other current assets, net	119.3	111.7
Deferred tax assets	25.3	50.4
Total current assets	1,800.3	1,537.7
Properties, net	1,974.0	1,970.1
Goodwill	2,440.7	2,418.7
Other intangibles, net	6,777.2	6,825.1
Investment in MillerCoors	2,598.6	2,506.5
Deferred tax assets	16.5	38.3
Notes receivable, net	23.9	23.6
Other assets	241.8	260.1
Total assets	$15,873.0	$15,580.1
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,514.7	$1,429.6
Deferred tax liabilities	138.1	138.1
Current portion of long-term debt and short-term borrowings	451.6	586.9
Discontinued operations	7.3	6.8
Total current liabilities	2,111.7	2,161.4
Long-term debt	3,208.6	3,213.0
Pension and post-retirement benefits	443.3	462.6
Deferred tax liabilities	977.4	911.4
Unrecognized tax benefits	61.7	107.1
Other liabilities	66.7	77.2
Discontinued operations	18.5	17.3
Total liabilities	6,887.9	6,950.0
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 168.2 shares and 167.2 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.5	108.5
Class B exchangeable shares, no par value (issued and outstanding: 18.8 shares and 19.0 shares, respectively)	709.6	714.1
Paid-in capital	3,790.3	3,747.6
Retained earnings	4,517.1	4,199.5
Accumulated other comprehensive income (loss)	155.9	154.9
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.1)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	8,962.0	8,605.2
Noncontrolling interests	23.1	24.9
Total equity	8,985.1	8,630.1
Total liabilities and equity	$15,873.0	$15,580.1

Molson Coors Brewing Company and Subsidiaries
Table 16: Condensed Consolidated Statements of Cash Flows
($ In millions)
(Unaudited)

	Six Months Ended
	June 30, 2014	June 29, 2013
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$456.0	$298.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158.4	160.9
Amortization of debt issuance costs and discounts	4.2	14.2
Share-based compensation	12.1	15.4
Loss (gain) on sale or impairment of properties and other assets, net	3.0	6.3
Deferred income taxes	9.8	13.1
Equity income in MillerCoors	(312.9)	(290.0)
Distributions from MillerCoors	312.9	290.0
Equity in net income of other unconsolidated affiliates	(2.7)	(7.8)
Distributions from other unconsolidated affiliates	11.1	13.0
Excess tax benefits from share-based compensation	(3.2)	(5.4)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	(3.2)	28.9
Change in current assets and liabilities and other	(71.2)	54.4
(Gain) loss from discontinued operations	1.7	(0.8)
Net cash provided by operating activities	576.0	591.0
Cash flows from investing activities:
Additions to properties	(126.4)	(149.7)
Proceeds from sales of properties and other assets	4.1	4.9
Proceeds from sale of business	—	2.0
Investment in MillerCoors	(764.4)	(615.3)
Return of capital from MillerCoors	691.9	515.2
Investment in and advances to an unconsolidated affiliate	—	(2.8)
Loan repayments	4.0	4.5
Loan advances	(3.3)	(3.7)
Net cash used in investing activities	(194.1)	(244.9)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	27.7	63.1
Excess tax benefits from share-based compensation	3.2	5.4
Dividends paid	(136.7)	(116.8)
Dividends paid to noncontrolling interests holders	(2.4)	(1.2)
Payments for purchase of noncontrolling interest	(0.4)	(0.2)
Debt issuance costs	(1.8)	(0.2)
Payments on long-term debt and capital lease obligations	(62.2)	(52.4)
Proceeds from short-term borrowings	20.9	9.3
Payments on short-term borrowings	(23.3)	(15.1)
Payments on settlement of derivative instruments	(65.2)	(35.1)
Net proceeds from (payments on) revolving credit facilities and commercial paper	(214.3)	(2.9)
Change in overdraft balances and other	131.4	2.0
Net cash used in financing activities	(323.1)	(144.1)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	58.8	202.0
Effect of foreign exchange rate changes on cash and cash equivalents	4.9	(24.4)
Balance at beginning of year	442.3	624.0
Balance at end of period	$506.0	$801.6

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334